EXHIBIT 99(g)(4)


                                      ANNEX
                                       TO
                                CUSTODY AGREEMENT
                                     BETWEEN
                 TAMARACK FUNDS TRUST AND WELLS FARGO BANK, N.A.


AGREEMENT made this 7th day of December, 2007, between Tamarack Funds Trust (the "Trust"), 100 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402 and Wells Fargo Bank, N.A. (the "Custodian"), Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479.

WHEREAS, the Trust has established [RBC] Tamarack Prime Money Market Fund, [RBC] Tamarack U.S. Government Money Market Fund, and [RBC] Tamarack Tax-Free Money Market Fund, new funds within the Trust;

WHEREAS, Section 1(1) of the Custody Agreement dates as of August 19, 2004, between the Trust and the Custodian (the "Agreement") provides that the term "Fund" shall mean "The Funds listed in Appendix A or any Fund that the Trust shall subsequently establish, provided that the Custodian may decline to act as custodian for any Fund subsequently established;

WHEREAS, the Trust desires that the Custodian act as custodian for the [RBC] Tamarack Prime Money Market Fund, [RBC] Tamarack U.S. Government Money Market Fund, and [RBC] Tamarack Tax-Free Money Market Fund and the Custodian desires to act as custodian for the [RBC] Tamarack Prime Money Market Fund, [RBC] Tamarack U.S. Government Money Market Fund, and [RBC] Tamarack Tax-Free Money Market Fund; and

WHEREAS, in accordance with Section 24(h) of the Agreement, the parties wish to add [RBC] Tamarack Prime Money Market Fund, [RBC] Tamarack U.S. Government Money Market Fund, and [RBC] Tamarack Tax-Free Money Market Fund to Schedule A to clarify that the Custodian will provide services to the [RBC] Tamarack Prime Money Market Fund, [RBC] Tamarack U.S. Government Money Market Fund, and [RBC] Tamarack Tax-Free Money Market Fund under the terms of the Agreement.

NOW THEREFORE, the parties agree as follows:

Schedule A is revised to include as a new entry: "[RBC] Tamarack Prime Money Market Fund", "[RBC] Tamarack U.S. Government Money Market Fund", and "[RBC] Tamarack Tax-Free Money Market Fund".

This instrument may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                                    TAMARACK FUNDS TRUST

                                                    By: _______________________
                                                    Name: _____________________
                                                    Title: ____________________

                                                    WELLS FARGO BANK, N.A.

                                                    By: _______________________
                                                    Name: _____________________
                                                    Title: ____________________